As filed with the Securities and Exchange Commission on April 23, 2007

Registration No. 333-119473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACT TELECONFERENCING, INC.

(Exact name of registrant as specified in its charter)

Colorado	7389	84-1132665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1526 Cole Boulevard, Suite 300

Golden, Colorado 80401

(303) 235-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Fresia

Chief Financial Officer

ACT Teleconferencing, Inc.

1526 Cole Boulevard, Suite 300

Golden, Colorado 80401

(303) 235-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Scott A. Berdan, Esq.

Kamlet Shepherd & Reichert, LLP

1515 Arapahoe Street, Tower I, Suite 1600

Denver, Colorado 80202

(303) 825-4200

Approximate date of commencement of proposed sale to public: Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

The registrant hereby deregisters all shares of common stock previously registered for resale under this registration statement but that remain unsold because, among other reasons, (i) the warrants exercisable for the shares registered under this registration statement have expired; (ii) the registration rights with respect to the shares registered under this registration statement have expired; or (iii) the shares registered under this registration statement are eligible for resale under Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Golden, State of Colorado, on April 23, 2007.

ACT TELECONFERENCING, INC.

By:	/s/ Rick Fresia
Rick Fresia
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Registration Statement has been signed below by the following persons on behalf of the registrant, and in the capacities indicated on April 23, 2007.

Signature	Title
/s/ Rick Fresia Rick Fresia	Chief Financial Officer (Principal Financial and Accounting Officer)

* Malcolm M. Aslin	Director

* Clarke H. Bailey	Director

* Naomi J. Perry	Director

/s/ Carlos P. Salas Carlos P. Salas	Director

* Peter E. Salas	Chairman of the Board of Directors (Principal Executive Officer)

* Michael W. Shepherd	Director

*	The Undersigned, by signing his name hereto, signs and executes this registration statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.

By:	/s/ Carlos P. Salas
Carlos P. Salas
Attorney-In-Fact